EXHIBIT 1

                      NAME, PRINCIPAL BUSINESS, AND ADDRESS
                     OF THE DIRECTORS AND EXECUTIVE OFFICERS
                       OF BANK OF NEW HAMPSHIRE CORPORATION

         DIRECTORS

         DAVIS P. THURBER
         Chairman
         Bank of New Hampshire
         300 Franklin Street
         Manchester, NH  03101

         PAUL R. SHEA
         President and Chief Executive Officer
         Bank of New Hampshire
         300 Franklin Street
         Manchester, NH 03101

         ROBERT L. BAILEY
         President (Retired)
         Bank of New Hampshire, N.A.
         P. O. Box 285, Gerrish Island
         Kittery Point, ME  03905

         ROBERT P. BASS, JR.
         Of Counsel
         Cleveland Waters & Bass, P.A.
         P. O. Box 1137
         Concord, NH  03301

         ARTHUR E. COMOLLI, D.M.D.
         General Dentistry
         76 Allds Street
         Nashua, NH  03060

         RAYMOND G. COTE
         President (Retired)
         Harvey Construction Co., Inc.
         10 Laurel Drive
         Bedford, NH  03110

         SIDNEY THURBER COX
         (Retired)
         141 Clinton Street
         Watertown, NY  13601

         RAYMOND J. CRETEAU
         President (Retired)
         Riverside Millwork Co., Inc.
         520 Shore Drive
         Laconia, NH  03246

         ROBERT B. FIELD, JR.
         Attorney at Law
         Sheehan Phinney Bass + Green
         Professional Association
         One Harbour Place
         Portsmouth, NH  03801



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         MORTON E. GOULDER
         President
         M.E. Goulder Enterprises, Inc.
         97 Ridge Road, Box 419
         Hollis, NH  03049

         PHILIP D. LABOMBARDE
         (Retired)
         60 Indian Rock Road
         Nashua, NH  03063

         FLOYD A. LAMB
         Senior Vice President (Retired)
         John Hancock Mutual Life
         Insurance Co.
         P. O. Box M, 4 Loring Avenue
         Kingston, MA  02364

         PETER PRUDDEN, JR.
         Senior Accout Executive
         Moore Business Forms and Systems
         Salem, NH  03079

         JOSEPH G. SAKEY
         Director of Libraries and
         Communications (Retired)
         48 Waldon Pond Drive
         Nashua, NH  03060

         GEORGE R. WALKER
         Senior Vice President/Counsel
         The Concord Group
         Insurance Companies
         4 Bouton Street
         Concord, NH  03301

         RICHARD S. WEST
         Chairman
         Parker & West Management, Inc.
         176 Federal Street, 5th Floor
         Boston, MA  02110-2209

         EXECUTIVE OFFICERS

              The principal business address of each Executive Officer of Bank of New Hampshire Corporation is 300 Franklin Street, Manchester, New Hampshire 03101.

         DAVIS P. THURBER
         Chairman and President

         PAUL R. SHEA
         Senior Executive Vice President




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         GREGORY D. LANDROCHE, CPA
         Executive Vice President, Treasurer and
         Chief Financial Officer

         WILLIAM D. BISER, CPA
         Senior Vice President, Director of Audit

         ALICE L. DeSOUZA
         Senior Vice President
         Administration and Planning

         ROBERT J. McDONALD
         Senior Vice President
         Loan Administration

         ALLEN G. TARBOX, JR.
         Senior Vice President
         Data Services

         ROBERT A. BOULAY, CPA
         Vice President and Controller

         ROBERT B. FIELD, JR., Esq.
         Secretary



























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